EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-4 No. 333-204654) of CSI Compressco LP and the related Prospectus,
(2) Registration Statement (Form S-3 No. 333-195438) of Compressco Partners, L.P. and the related Prospectus, and
(3) Registration Statement (Form S-8 No. 333-175007) of Compressco Partners, L.P.;
of our report dated March 7, 2016, with respect to the consolidated financial statements of CSI Compressco LP included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ERNST & YOUNG LLP

Houston, Texas
March 7, 2016